Exhibit 10.27
PROMISSORY NOTE AND LOAN MODIFICATION AGREEMENT
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
A.C. Moore Incorporated
130 A.C. Moore Drive
Berlin, NJ 08009
Moorestown Finance, Inc.
103 Foulk Road, Suite 200
Wilmington DE 19803
Blackwood Assets, Inc.
103 Foulk Road, Suite 200
Wilmington DE 19803
A.C. Moore Urban Renewal, LLC
130 A.C. Moore Drive
Berlin, NJ 08009
(Individually and collectively, “Borrower”)
Wachovia Bank, National Association
190 River Road
Summit, New Jersey 07901
(hereinafter referred to as the “Bank”)
THIS AGREEMENT is entered into on March 12, 2007 by and between Bank and Borrower.
RECITALS
Bank is the holder of the following notes: (i) a Promissory Note (the “$35MM Note”) executed and delivered by Borrower, dated October 28, 2003, as subsequently amended by a Promissory Note and Loan Modification Agreement, dated February 22, 2006, and Promissory Note and Loan Modification Agreement, dated May 1, 2006, (ii) a Promissory Note (the “$22.5MM Note”) executed and delivered by Borrower, dated October 28, 2003, as subsequently amended by Promissory Note and Loan Modification Agreement, dated May 1, 2006, (iii) a Promissory Note (the “$7.5MM Note”; executed and delivered by Borrower, dated October 28, 2003, as subsequently amended by a Promissory Note and Loan Modification Agreement, dated May 1, 2006, and certain other loan documents, including without limitation, a Loan Agreement, dated October 28, 2003 (the “Loan Agreement”), and a Security Agreement, dated October 28, 2003 (the “Security Agreement”); and
Borrower and Bank have agreed to modify the terms of the Loan Documents; and
In consideration of Bank’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT
$35MM NOTE MODIFICATIONS. The following modifications shall apply only to the $35MM Note:
     1. Maturity Date. The term of the $35,000,000.00 line of credit shall be extended to May 31, 2008 (the “Maturity Date”) with all outstanding principal and interest due on or before the Maturity Date.
     2. Repayment Terms. The $35MM Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on April 1, 2007, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on the Maturity Date.
$35MM NOTE, $22.5MM NOTE AND $7.5MM NOTE MODIFICATIONS. The following modifications shall apply to the Loan Documents related to the $35MM Note, $22.5MM Note and the $7.5MM Note:
     1. Interest Rate. The “Margin” means the applicable margin based upon the following Debt Service Coverage Ratio (“DSCR”), as defined in the Loan Agreement as amended herein below, as follows:
DEBT SERVICE COVERAGE RATIO — TRAILING 12 MONTHS

GREATER	LESS THAN
THAN	OR EQUAL TO	MARGIN
1.75		0.50%
1.35	1.75	0.65%
1.25	1.35	0.90%
     2. Negative Covenants.
          a. Change in Fiscal Year. Change its fiscal year without the written consent of Bank, not to be unreasonably withheld.
          b. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) Permitted Liens or (v) liens relating to capitalized lease obligations or purchase money financing not to exceed $2,000,000 in the aggregate.
          c. Default on Other Contracts or Obligations. Default on any contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for borrowed money, the default of which could result in an uninsured liability in excess of $500,000.
     3. Financial Covenants.
          a. Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00, to be calculated quarterly, on a rolling four quarters basis. “Debt Service Coverage Ratio” means the ratio of (i) the sum of net profit plus depreciation plus amortization plus interest expense plus operating lease (rent) expenses minus all cash dividends, withdrawals and/or other equity disbursements divided by (ii) the sum of the current portion of long term debt and capital lease obligations plus interest expenses plus operating lease (rent) expenses.

          b. Material Acquisitions. Borrower shall not acquire substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity or entities requiring a cash expenditure of more than $20,000,000 in the aggregate and providing that such acquisition shall not cause any condition or event which constitutes a Default (as defined in the Loan Documents executed by the Borrower) or any event which, upon the giving of notice or lapse of time or both, may become a Default.
          c. Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, if, giving effect to such additional debt on a pro forma basis causes the aggregate amount of Borrower’s debt, excluding obligations to Bank, to exceed $18,000,000.00. Notwithstanding this limitation on debt, Borrower shall be allowed to incur debt subordinated to Bank on terms and conditions satisfactory to Bank, providing that the repayment of such debt shall not cause any condition or event which constitutes a Default (as defined in the Loan Documents executed by the Borrower) or any event which, upon the giving of notice or lapse of time or both, may become a default. Debt in this paragraph shall mean indebtedness for borrowed money including capital leases and purchase money financing.
     4. Default.
          a. Cross Default. At Bank’s option, (i) any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower (except holder(s) of the common stock of the Borrower) with Bank or its affiliates (“Affiliate” shall have the meaning as defined in 11 U.S.C. § 101, except that the term “Borrower” shall be substituted for the term “Debtor” therein; “Subsidiary” shall mean any business in which Borrower holds, directly or indirectly, a controlling interest), or (ii) any default in payment or performance of any obligation under any other loans aggregating more than $2,500,000 of Borrower, or any Subsidiary of Borrower.
          b. Cessation; Bankruptcy. The death of, appointment of a guardian for, dissolution of, termination of existence of, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower or its Subsidiaries, or any party to the Loan Documents.
          c. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower’s business or that of Borrower’s Subsidiaries, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower’s Subsidiaries or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower’s Subsidiaries or any guarantor, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets of any entity, which acquisition has a total cost, singly or in the aggregate, in excess of $20,000,000; or (iv) should any Borrower or any of Borrower’s Subsidiaries or any guarantor enter into any merger or consolidation if Borrower, such subsidiary or guarantor is not the surviving entity; or (v) should Borrower be delisted from the NASDAQ, unless Borrower is being listed on another recognized United States stock exchange.
          d. Material Adverse Change. This provision shall be omitted in its entirety.
ACKNOWLEDGMENTS AND REPRESENTATIONS. Borrower acknowledges and represents that the Notes and other Loan Documents, as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Agreement, no default or event that with the passage of time or giving of notice would constitute a default under the Loan Documents has occurred, all representations and warranties contained in the Loan Documents are true and correct as of this date, all necessary action to authorize the execution and delivery of this Agreement has been taken; and this Agreement is a modification of an existing obligation and is not a novation.
COLLATERAL. Borrower acknowledges and confirms that there have been no changes in the ownership of any Collateral pledged to secure the Obligations since the Collateral was originally pledged; Borrower acknowledges and confirms that the Bank has existing, valid first priority security interests and liens in the Collateral; and that such security interests and liens shall secure Borrower’s Obligations, including this Agreement, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.
MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state’s conflicts of law principles. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents. This Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Loan Documents, the terms of this Agreement, and then the Notes, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. Terms used in this Agreement which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.
FEES. Borrower shall pay for all reasonable attorney’s fees and all costs and expenses incurred by Bank in connection with the preparation of this Agreement and closing the modification herein described.
LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.
FINAL AGREEMENT. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
DEFINITIONS. The term “Loan Documents”, as used in this Agreement and the other Loan Documents, refers to all documents, agreements, and instruments executed in connection with any of the Obligations (as defined herein), and may include, without limitation, modification agreements, a commitment letter that survives closing, a loan agreement, any note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101). The term “Obligations”, as used in this Agreement and the other Loan Documents, refers to any and all indebtedness and other obligations of every kind and description of the

Borrower to the Bank or to any Bank affiliate, whether or not under the Loan Documents, and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual, including, without limitation, swap agreements (as defined in 11 U.S.C. § 101), arising by tort, arising by operation of law, by overdraft or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys’ fees and costs that have been or may hereafter be contracted or incurred. Any defined term provided for herein and not otherwise defined shall have the meaning given to it in the Loan Documents.
WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.
IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

A.C. Moore Arts & Crafts, Inc. Taxpayer Identification Number: 22-3527763

By:	/s/ Marc Katz	(SEAL)
Name: Marc Katz Title: Executive Vice President and Chief Financial Officer

A.C. Moore Incorporated Taxpayer Identification Number: 22-2546111

By:	/s/ Marc Katz	(SEAL)
Name: Marc Katz Title: Executive Vice President and Chief Financial Officer

Moorestown Finance, Inc. Taxpayer Identification Number: 52-2066272

By:	/s/ Marc Katz	(SEAL)
Name: Marc Katz Title: Executive Vice President and Chief Financial Officer

Blackwood Assets, Inc. Taxpayer Identification Number: 52-2066271

By:	/s/ Marc Katz	(SEAL)

Name: Marc Katz Title: Executive Vice President and Chief Financial Officer

A.C. Moore Urban Renewal, LLC Taxpayer Identification Number: 56-2388590

By:	/s/ Marc Katz	(SEAL)

Name: Marc Katz Title: Executive Vice President and Chief Financial Officer

Wachovia Bank, National Association

By:	/s/ Dante Bucci	(SEAL)

Name: Dante Bucci Title: Senior Vice President